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                        Cohen & Steers Utility Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                                                  March 19, 2004

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

     Cohen & Steers Utility Fund, Inc. (the "Fund") hereby accepts your offer to purchase 10 Class A shares, 10 Class B shares, 10 Class C shares and 8,720 Class I shares, each at a price of $11.46 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                                     Sincerely,

                                                     Cohen & Steers
                                                     Utility Fund, Inc.


                                                     By: /s/ Robert H. Steers
                                                         -----------------------

Accepted:

Cohen & Steers Capital Management, Inc.


By: /s/ Martin Cohen
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